BDO SEIDMAN, LLP
                          Accountants and Consultants
                           17th and Grant Building
                     303 East Seventeenth Avenue, Suite 600
                            Denver, Colorado  80203
                  Telephone (303) 830-1120  Fax (303) 830-8130



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Bion Environmental Technologies, Inc.
New York, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 25, 2000 relating to the consolidated financial statements of Bion Environmental Technologies, Inc. and subsidiaries, appearing in the Company's annual Report on Form 10-KSB for the year ended June 30, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                      /s/ BDO Seidman, LLP

Denver, Colorado
November 2, 2000